UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 5, 2016 (Febraury 3, 2016)

chatAND, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-54587	27-2761655
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

244 5th Avenue, Suite C68, New York, New York 10001

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(212) 321-0558

(REGISTRANT’S TELEPHONE NUMBER)

Not applicable

(FORMER NAME, IF CHANGES SINC LAST REPORT

Check the appropriate box below if the FORM 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Stefansky Appointment

On February 3, 2016, chatAND, Inc., a Nevada corporation (the “Company”), appointed David Stefansky as a member of the Board of Directors (the “Board”). Mr. Stefansky has not been appointed to any committees of the Board at this time.

David Stefansky is a Founder and Principal of Bezalel Partners, a merchant bank that provides capital formation and strategic advisory services to mid-market private and small to mid-cap public companies in the healthcare, life sciences, and technology sectors. Mr. Stefansky brings 20+ years of principal investment, investment banking, and operational experience to the Bezalel team. Prior to forming Bezalel, Mr. Stefansky was a founder and principal of Harborview Capital, a New York-based private equity firm. While at Harborview, Mr. Stefansky invested $150M of debt, equity, and hybrid capital through Harborview Funds and Partners. Notable transactions include Alliqua BioMedical (Nasdaq: ALQA) where Mr. Stefansky, as Executive Chairman and Chairman of the Board, helped a struggling hydrogel manufacturer transition into a leading provider of wound management solutions.

Family Relationships

There are no family relationships between any of the Company’s directors or officers and Mr. Stefansky.

Related Party Transactions

There are no related party transactions with respect to Mr. Stefansky reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Compensatory Arrangements

The Company has not yet entered into any compensatory agreements or plan with Mr. Stefansky with respect his new appointment as a member of the Board. The Company will announce the terms of any compensatory plans when such plans are adopted.

Steinhouse Appointment

On February 3, 2016, the Company appointed John Steinhouse as a member of Board. Mr. Steinhouse has not been appointed to any committees of the Board at this time.

Since 2012, Mr. Steinhouse has served as vice president of sales for Sandlot Solutions in Philadelphia, PA, a health information exchange and analytics software company. From 2008 to 2011, he served as director of healthcare for Oracle Corporation in Philadelphia, PA, where he was responsible for overall sales (acquiring new, maintaining revenue and growing existing accounts) for direct and the channel sales to hospitals. From 2005 to 2008, he was regional manager of Concerro Incorporated, where he was responsible for new “software as a service” to increase utilization of internal employee resources. Mr. Steinhouse brings to the board the experience of a senior sales executive with over 23 years of experience in healthcare industry.

Family Relationships

There are no family relationships between any of the Company’s directors or officers and Mr. Steinhouse.

Related Party Transactions

There are no related party transactions with respect to Mr. Steinhouse reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Compensatory Arrangements

The Company has not yet entered into any compensatory agreements or plan with Mr. Steinhouse with respect his new appointment as a member of the Board. The Company will announce the terms of any compensatory plans when such plans are adopted.

Rosenblum Resignation

On February 4, 2016 and simulatenous with the appointments discussed above, Richard Rosenblum submitted his resignation as a member of the Board of the Company. Mr. Rosenblum did not hold any positions on any committees of the Board at the time of his resignation. The resignation was not the result of any disagreements with the Company. A copy of Mr. Rosenblum’s resignation letter is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

99.1*	Letter of resignation of Mr. Rosenblum.

*filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 5, 2016

chatAND, Inc.

/s/ Victoria Rudman
By: Chief Financial Officer

Exhibit No. 99.1

February 4, 2016

Board of Directors

chatAND, Inc.

244 5th Avenue, Suite C68

New York, NY 10001

RE: Resignation from chatAND, Inc.

To Whom It May Concern:

Effective as of the date hereof, please accept this correspondence as formal notice of my resignation Board of Directors (the “Board”) of chatAND, Inc., a Nevada corporation (the “Company”).

My resignation is solely due to personal reasons and is not a result of any disagreement with the Company or any of its subsidiaries on any matters related to their operation, policies or practices.

I am most grateful for the opportunity serve on the Company’s Board and wish the Company the best as it moves forward with its strategic objectives.

Sincerely,

/s/ Richard Rosenblum
Richard Rosenblum